Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On February 27 and 28, 2014, Diamondback Energy, Inc. completed the acquisition of certain oil and natural gas properties from Henry Resources, LLC and certain of its affiliates (the “Henry Group Properties” or the “Henry Group”) and from Lime Rock Resources II-A, L.P. and an affiliate (the “Lime Rock Properties” or “Lime Rock”), respectively. The following unaudited pro forma condensed combined financial information and related notes are based on the historical financial statements of Diamondback Energy, Inc. and Subsidiaries (“Diamondback” or the “Company,” and also referred to as “we,” “us” or “our”), the Henry Group Properties and the Lime Rock Properties, and have been prepared to give effect to the acquisitions.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2013 presented below has been prepared based on Diamondback’s historical audited statement of operations for such period, and was prepared as if the Henry Group and Lime Rock acquisitions had occurred on January 1, 2013. The unaudited pro forma combined balance sheet at December 31, 2013 presented below was prepared based on Diamondback’s historical audited consolidated balance sheet at December 31, 2013, and was prepared as if the Henry Group and Lime Rock acquisitions had occurred on December 31, 2013.

The accompanying unaudited pro forma condensed combined financial statements are based on assumptions and include adjustments as explained in the notes thereto. Certain information (including substantial footnote disclosures) included in our annual historical financial statements has been excluded in these unaudited pro forma condensed combined financial statements. The unaudited pro forma condensed combined financial statements are not intended to represent or be indicative of the consolidated results of operations or financial position that we would have reported had the acquisitions been completed as of the dates presented, and should not be taken as representative of our future consolidated results of operations or financial condition.

The unaudited pro forma condensed combined financial statements should be read in conjunction with the historical consolidated financial statements and accompanying notes of Diamondback included in our Annual Report on Form 10-K for the year ended December 31, 2013 as well as Henry Group’s audited historical carve-out financial statements and accompanying notes for the year ended December 31, 2013 and Lime Rock’s audited historical carve-out financial statements and accompanying notes for the year ended December 31, 2013, included as Exhibit 99.1 and 99.2, respectively, in this Current Report on Form 8-K/A.

Diamondback Energy, Inc. and Subsidiaries
Unaudited Pro Forma Condensed Combined Balance Sheet
As of December 31, 2013
	Diamondback	Henry Group	Lime Rock
	Historical	Properties	Properties(1)	Pro Forma Adjustments		Pro Forma Combined

	(In thousands, except par values and share data)
Assets
Current assets:
Cash and cash equivalents	$15,555	$—	$—	$208,644	(a)	$19,040
				(292,159)	(b)
				87,000	(c)
Accounts receivable - joint interest and other	14,437	—	—	—		14,437
Accounts receivable - oil and natural gas sales	23,533	3,183	2,182	(5,365)	(b)	23,533
Accounts receivable - related party	1,303	—	—	—		1,303
Inventories	5,631	—	—	—		5,631
Deferred income taxes	112	—	—	—		112
Derivative instruments	213	—	—	—		213
Prepaid expenses and other	1,184	—	615	(615)	(b)	1,184
Total current assets	61,968	3,183	2,797	(2,495)		65,453
Property and equipment
Oil and natural gas properties, based on the full cost method of accounting ($369,561 excluded from amortization at December 31, 2013)	1,648,360	139,873	112,793	40,751	(b)	1,941,777
Pipeline and gas gathering assets	6,142	—	—	—		6,142
Other property and equipment	4,071	—	—	—		4,071
Accumulated depletion, depreciation, amortization and impairment	(212,236)	(33,642)	(41,684)	75,326	(b)	(212,236)
	1,446,337	106,231	71,109	116,077		1,739,754
Derivative instruments	218	—	—	—		218
Deferred income taxes	—	—	137	(137)	(b)	—
Other assets	13,091	—	—	—		13,091
Total assets	$1,521,614	$109,414	$74,043	$113,445		$1,818,516
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable-trade	$2,679	$2,354	$1,547	$(3,901)	(b)	$2,679
Accounts payable-related party	17	—	—	—		17
Accrued capital expenditures	74,649	—	—	—		74,649
Other accrued liabilities	34,750	86	100	(186)	(b)	34,750
Revenues and royalties payable	9,225	—	—	—		9,225
Derivative instruments	—	59	—	(59)	(b)	—
Total current liabilities	121,320	2,499	1,647	(4,146)		121,320
Long-term debt	460,000	—	44,500	(44,500)	(b)	547,000
				87,000	(c)
Asset retirement obligations	2,989	1,353	855	(950)	(b)	4,247
Deferred income taxes	91,764	587	—	(587)	(b)	91,764
Total liabilities	676,073	4,439	47,002	36,817		764,331
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.01 par value, 100,000,000 shares authorized, 47,106,216 issued and outstanding at December 31, 2013	471	—	—	35	(a)	506
Additional paid-in capital	842,557	—	—	208,609	(a)	1,051,166
Retained earnings	2,513	—	—	—		2,513
Net Investment	—	104,975	27,041	(132,016)	(b)	—
Total stockholders’ equity and net investment	845,541	104,975	27,041	76,628		1,054,185
Total liabilities, stockholders’ equity and net investment	$1,521,614	$109,414	$74,043	$113,445		$1,818,516

(1)
The amounts presented above include reclassification adjustments to convert the basis of accounting for oil and natural gas properties from successful efforts to full cost method. Refer to Note 3 below for further discussion.

See Notes to Unaudited Pro Forma Condensed Combined Financial Statements

Diamondback Energy, Inc. and Subsidiaries
Unaudited Pro Forma Condensed Combined Statement of Operations
For the Year Ended December 31, 2013

	Diamondback	Henry Group	Lime Rock
	Historical	Properties	Properties(1)	Pro Forma Adjustments		Pro Forma Combined

	(In thousands, except per share amounts)
Revenues:
Oil and gas revenues	$200,772	$39,166	$25,490	$1,377	(aa)	$266,805
Oil and gas revenues - related party	7,230	—	—			7,230
Total revenues	208,002	39,166	25,490	1,377		274,035
Costs and expenses:
Lease operating expenses(2)	19,991	5,050	3,064	164	(aa)	28,269
Lease operating expenses - related party	1,166	—	—	—		1,166
Production and ad valorem taxes(2)	12,399	2,411	1,480	23	(aa)	16,313
Production and ad valorem taxes - related party	500	—	—	—		500
Gathering and transportation	237	—	—	—		237
Gathering and transportation - related party	681	—	—	—		681
Depreciation, depletion and amortization	66,597	12,586	8,418	(6,673)	(bb)	80,928
General and administrative expenses	9,870	1,869	224	—		11,963
General and administrative expenses - related party	1,166	—	—	—		1,166
Asset retirement obligation accretion expense	201	70	46	(18)	(cc)	299
Total costs and expenses	112,808	21,986	13,232	(6,504)		141,522
Income from operations	95,194	17,180	12,258	7,881		132,513
Other income (expense)
Interest income	1	—	—	—		1
Interest expense	(8,059)	—	(1,308)	1,308	(dd)	(10,542)
				(2,483)	(ee)
Other income - related party	1,077	—	—	—		1,077
Loss on derivative instruments, net	(1,872)	(512)	—	512	(ff)	(1,872)
Total other income (expense), net	(8,853)	(512)	(1,308)	(663)		(11,336)
Income before income taxes	86,341	16,668	10,950	7,218		121,177
Provision for income taxes
Current	191	169	107	(276)	(gg)	191
Deferred	31,563	—	—	2,000	(hh)	33,563
Net income	$54,587	$16,499	$10,843	$5,494		$87,423
Earnings per common share
Basic	$1.30
Diluted	$1.29
Weighted average common shares outstanding
Basic	42,015
Diluted	42,255

(1)
The amounts presented above include reclassification adjustments to convert the basis of accounting for oil and natural gas properties from successful efforts to full cost method. Refer to Note 3 below for further discussion.

(2)
Reclassification of ad valorem taxes from lease operating expenses to the production and ad valorem taxes were made to conform to Diamondback’s financial statement presentation. Refer to Note 3 below for further discussion.

See Notes to Unaudited Pro Forma Condensed Combined Financial Statements

Diamondback Energy, Inc. and Subsidiaries
Notes to Unaudited Pro Forma Condensed Combined Financial Statements

1.    DESCRIPTION OF THE TRANSACTIONS
On February 27 and 28, 2014 Diamondback completed the acquisitions of certain oil and natural gas interests from Henry Group and Lime Rock. The acquisitions were funded with the net proceeds from an underwritten public offering of Diamondback common stock completed on February 26, 2014 and borrowings under the Diamondback revolving credit facility (the “Borrowing”).

We refer to the acquisitions of certain oil and natural gas interests from Henry Group and Lime Rock and the Borrowing as the “Transaction.”

2.    BASIS OF PRESENTATION
The unaudited pro forma condensed combined financial statements were prepared using the acquisition method of accounting in accordance with generally accepted accounting principles in the United States (GAAP) and were derived based on the historical financial statements of Diamondback and the carve-out financial statements of Henry Group and Lime Rock after giving effect to the Transaction and after applying the reclassifications and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements. The unaudited pro forma condensed combined financial statements have adjusted the Lime Rock oil and natural gas properties accounted for under the successful efforts method to the full cost method. The unaudited pro forma condensed combined balance sheet as of December 31, 2013 is presented as if the Transaction had occurred on December 31, 2013. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2013 is presented as if the Transaction had occurred on January 1, 2013.

The unaudited pro forma condensed combined financial statements are presented for information purposes only and are not intended to reflect the results of operations or financial position of the combined company that would have resulted had the Transaction been effective during the period presented or the results that may be obtained by the combined company in the future. Additionally, the unaudited pro forma condensed combined financial statements should be read in conjunction with the historical audited consolidated financial statements and accompanying notes of Diamondback included in our Annual Report on Form 10-K for the year ended December 31, 2013 as well as Henry Group’s historical audited carve-out financial statements and accompanying notes for the year ended December 31, 2013 and Lime Rock’s historical audited carve-out financial statements and accompanying notes for the year ended December 31, 2013, included as Exhibit 99.1 and 99.2, respectively, in this Current Report on Form 8-K/A.

Diamondback Energy, Inc. and Subsidiaries
Notes to Unaudited Pro Forma Condensed Combined Financial Statements - (Continued)

3.    RECLASSIFICATIONS
Reclassification of ad valorem taxes from lease operating expenses to the production and ad valorem taxes were made to conform to Diamondback’s financial statement presentation. For the Henry Group Properties a reclassification of $661,000 was made from lease operating expense to production and ad valorem taxes. For the Lime Rock Properties a reclassification of $434,000 was made from lease operating expense to production and ad valorem taxes.
Reclassification adjustments have been made in the presentation of Lime Rock's historical amounts to convert the oil and natural gas properties accounted for under the successful efforts method to the full cost method.

LIME ROCK PROPERTIES
CARVE-OUT STATEMENT OF ASSETS, LIABILITIES, AND NET INVESTMENT
DECEMBER 31, 2013
	Lime Rock			As Presented in Unaudited
	Properties	Reclassification Adjustments		Condensed Combined Balance Sheet

	(In thousands)
Assets
Current assets:
Accounts receivable	2,182	—		2,182
Drilling prepayments	615	(615)	(a)	—
Prepaid expenses and other	—	615	(a)	615
Total current assets	2,797	—		2,797
Property and equipment
Oil and natural gas properties, based on the full cost method of accounting	—	112,793	(b)	112,793
Other property and equipment	—	—		—
Accumulated depletion, depreciation, amortization and impairment	—	(41,684)	(b)	(41,684)
	—	71,109		71,109
Oil and Gas Properties (successful efforts method)
Proved properties	106,484	(106,484)	(b)	—
Lease and well equipment	6,308	(6,308)	(b)	—
Accumulated depletion, depreciation, amortization	(16,216)	16,216	(b)
	96,576	(96,576)		—

Deferred tax asset	—	137	(b)	137
Total assets	$99,373	$(25,330)		$74,043
Liabilities and Net Investment
Current liabilities:
Related party payables	$1,547	$(1,547)	(a)	$—
Accounts payable - trade	—	1,547	(a)	1,547
Margin tax liability	100	(100)	(a)	—
Other accrued liabilities	—	100	(a)	100
Total current liabilities	1,647	—		1,647
Asset retirement obligations	855	—		855
Notes payable	44,500	—		44,500
Deferred income taxes	104	(104)	(b)	—
Total liabilities	47,106	(104)		47,002

Net Investment	52,267	(25,226)	(b)	27,041

Total liabilities and net investment	$99,373	$(25,330)		$74,043

(a)	These reclassifications were made to conform to Diamondback’s presentation.

(b)
These adjustments are necessary to convert the method of accounting for oil and natural gas properties from successful efforts to full cost. Accordingly, all costs incurred in the acquisition, exploration and development of proved oil and natural gas properties, including the costs of abandoned properties, dry holes, geophysical costs and annual lease rentals are capitalized. The conversion to full cost has resulted in a deferred tax asset.

Diamondback Energy, Inc. and Subsidiaries
Notes to Unaudited Pro Forma Condensed Combined Financial Statements - (Continued)

LIME ROCK PROPERTIES
CARVE-OUT STATEMENT OF REVENUES AND EXPENSES
FOR THE YEAR ENDED DECEMBER 31, 2013

	Lime Rock			As Presented in Unaudited
	Properties	Reclassification Adjustments		Condensed Combined Statement of Operations

	(In thousands)
Revenues:
Oil and gas revenues	$25,490	$—		$25,490
Total revenues	25,490	—		25,490
Costs and expenses:
Lease operating expenses	3,498	(434)	(a)	3,064
Production and ad valorem taxes	1,046	434	(a)	1,480
Depreciation, depletion and amortization	11,730	(3,312)	(b)	8,418
General and administrative expenses	224	—		224
Asset retirement obligation accretion expense	46	—		46
Total costs and expenses	16,544	(3,312)		13,232
Income from operations	8,946	3,312		12,258
Other income (expense)
Interest income	—	—		—
Interest expense	(1,308)	—		(1,308)
Total other income (expense), net	(1,308)	—		(1,308)
Income before income taxes	7,638	3,312		10,950
Provision for income taxes
Current	87	20	(b)	107
Net income	$7,551	$3,292		$10,843

(a)	These reclassifications were made to conform to Diamondback’s presentation.

(b)
These adjustments are necessary to convert the method of accounting for oil and natural gas properties from successful efforts to full cost. Accordingly, all costs incurred in the acquisition, exploration and development of proved oil and natural gas properties, including the costs of abandoned properties, dry holes, geophysical costs and annual lease rentals are capitalized. The conversion to full cost has resulted in a deferred tax asset.

Diamondback Energy, Inc. and Subsidiaries
Notes to Unaudited Pro Forma Condensed Combined Financial Statements - (Continued)

4.    PRO FORMA ADJUSTMENTS
The following pro forma adjustments have been reflected in the unaudited pro forma condensed combined financial statements. Such information does not purport to be indicative of the results of operations or financial position that actually would have resulted had the Transaction occurred on the date indicated, nor is it indicative of the results that may be expected in future periods. The pro forma adjustments are based upon information and assumptions available at the time of filing the Current Report on Form 8-K/A to which these unaudited pro forma condensed combined financial statements are an exhibit.

(a)
On February 26, 2014, Diamondback closed an underwritten public offering of an aggregate 3,450,000 shares of its common stock at a price to the public of $62.67 per share. Diamondback received net proceeds of approximately $208.6 million and used the net proceeds to fund the Transaction.

(b)
To eliminate the assets, liabilities and net investment not acquired or assumed in the Transaction, to record the Transaction for $292.2 million in cash, and to allocate the purchase price to the assets acquired and liabilities assumed. The allocation of the purchase price to the assets acquired and liabilities assumed is preliminary and, therefore, subject to change. Any future adjustments to the allocation of the purchase price are not expected to have a material effect on Diamondback’s financial condition, results of operations or cash flows.

	The allocation of the purchase price of the Transaction to the fair value of the assets acquired and liabilities assumed is as follows:
		(in thousands)
	Proved oil and natural gas properties	$170,174
	Unevaluated oil and natural gas properties	123,243
	Asset retirement obligations	(1,258)
	Total fair value of net assets	$292,159

(c)	Reflects borrowings under Diamondback’s revolving credit facility to fund the Transaction.

(aa)	These pro forma adjustments include immaterial amounts attributable to the acquisition of oil and natural gas interests from working interest owners with de minimis interests.

(bb)
Reflects depletion, depreciation and amortization of oil and natural gas properties associated with the Transaction recorded on a combined basis under the full cost method. Costs associated with evaluated properties are amortized using a unit-of-production basis under the full cost method of accounting.

(cc)	Reflects accretion of discount on asset retirement obligations associated with the Transaction recorded on a combined basis.

(dd)	Reflects the elimination of interest expense from Lime Rock as the associated debt was not assumed in the Transaction.

(ee)	Reflects estimated interest expense associated with borrowings under Diamondback’s revolving credit agreement to fund the purchase price of the Transaction.

Diamondback is subject to market risk exposure related to changes in interest rates on our indebtedness under our revolving credit facility. The terms of our revolving credit facility provide for interest on borrowings at a floating rate equal to prime, LIBOR or federal funds rate plus margins ranging from 0.5% to 2.50% depending on the base rate used and the amount of the loan outstanding in relation to the borrowing base. An increase or decrease of 1% in the interest rate would have a corresponding decrease or increase in our pro forma interest expense of approximately $870,000 based on the $87,000,000 borrowed in conjunction with the Transaction.

(ff)	Reflects the elimination of loss on derivatives from Henry Group as the associated derivative contracts were not assumed in the Transaction.

(gg)	Reflects the elimination of current income tax provision from Lime Rock as the income tax provision is calculated on a combined basis as reflected in adjustment (hh).

(hh)
Reflects estimated incremental income tax provision associated with the additional operating income from the Transaction and the pro forma adjustments using Diamondback’s effective tax rate for 2013 of 36.8%. This rate is inclusive of federal and state income taxes.

Diamondback Energy, Inc. and Subsidiaries
Notes to Unaudited Pro Forma Condensed Combined Financial Statements - (Continued)

4.    SUPPLEMENTAL PRO FORMA COMBINED OIL AND GAS RESERVE AND STANDARDIZED MEASURE INFORMATION (Unaudited)
The following table sets forth unaudited pro forma information with respect to Diamondback’s estimated proved reserves, including changes therein, and proved developed and proved undeveloped reserves for the year ended December 31, 2013, giving effect to the Transaction as if it had occurred on January 1, 2013. The estimates of reserves attributable to the Transaction may include development plans for those properties which are different from those that the Company will ultimately implement. Reserve estimates are inherently imprecise, require extensive judgments of reservoir engineering data and are generally less precise than estimates made in connection with financial disclosures.

	Diamondback Historical			Henry Group Historical			Lime Rock Historical			Total Pro Forma
		Natural Gas			Natural Gas			Natural Gas			Natural Gas
	Oil	Liquids	Natural Gas	Oil	Liquids	Natural Gas	Oil	Liquids	Natural Gas	Oil	Liquids	Natural Gas
	(Bbls)	(Bbls)	(Mcf)	(Bbls)	(Bbls)	(Mcf)	(Bbls)	(Bbls)	(Mcf)	(Bbls)	(Bbls)	(Mcf)
Proved Developed and Undeveloped Reserves:
As of January 1, 2013	26,196,859	8,251,429	34,570,148	3,223,340	—	6,987,738	2,344,582	514,807	2,115,741	31,764,781	8,766,236	43,673,627

Extensions and discoveries	17,041,744	4,597,856	24,184,540	33,996	—	64,528	—	—	—	17,075,740	4,597,856	24,249,068
Revisions of previous estimates	(5,943,164)	(3,455,306)	(5,786,180)	138,164	—	1,491,399	(115,373)	(141,326)	478,102	(5,920,373)	(3,596,632)	(3,816,679)
Purchase of reserves in place	7,328,162	1,672,824	10,441,485	—	—	—	—	—	—	7,328,162	1,672,824	10,441,485
Production	(2,022,749)	(361,079)	(1,730,497)	(373,884)	—	(689,297)	(245,726)	—	(453,024)	(2,642,359)	(361,079)	(2,872,818)
As of December 31, 2013	42,600,852	10,705,724	61,679,496	3,021,616	—	7,854,368	1,983,483	373,481	2,140,819	47,605,951	11,079,205	71,674,683

Proved Developed Reserves:
December 31, 2013	19,789,965	4,973,493	31,428,756	2,647,251	—	7,112,044	1,769,687	338,935	1,944,738	24,206,903	5,312,428	40,485,538

Proved Undeveloped Reserves:
December 31, 2013	22,810,887	5,732,231	30,250,740	374,365	—	742,324	213,795	34,546	196,080	23,399,047	5,766,777	31,189,144

The following pro forma standardized measure of the discounted net future cash flows and changes applicable to proved reserves reflect the effect of income taxes assuming the Transaction had been subject to federal income tax at a rate of 35%. The future net cash flows are based on a 10% annual discount rate. The projections should not be viewed as realistic estimates of future cash flows, nor should the “standardized measure” be interpreted as representing current value to Diamondback. Material revisions to estimates of proved reserves may occur in the future; development and production of the reserves may not occur in the periods assumed; actual prices realized are expected to vary significantly from those used; and actual costs may vary.

	Diamondback	Henry Group	Lime Rock	Pro Forma	Pro Forma as
	Historical	Historical	Historical	Adjustments	Adjusted

	(in thousands)
Future cash inflows	$4,604,241	$333,836	$206,964	$—	$5,145,041
Future development costs	(517,075)	(10,118)	(5,383)	—	(532,576)
Future production costs	(1,125,291)	(136,274)	(84,021)	—	(1,345,586)
Future income tax expenses	(674,260)	(2,337)	—	(55,417)	(732,014)
Future net cash flows	2,287,615	185,107	117,560	(55,417)	2,534,865
10% discount to reflect timing of cash flows	(1,311,976)	(77,845)	(46,700)	23,862	(1,412,659)
Standardized measure of discounted future net cash flows	$975,639	$107,262	$70,860	$(31,555)	$1,122,206

Diamondback Energy, Inc. and Subsidiaries
Notes to Unaudited Pro Forma Condensed Combined Financial Statements - (Continued)

The changes in Diamondback’s pro forma standardized measure of discounted estimated future net cash flows were as follows for 2013:

	Diamondback	Henry Group	Lime Rock	Pro Forma	Pro Forma as
	Historical	Historical	Historical	Adjustments	Adjusted

	(in thousands)
Standardized measure of discounted future net cash flows at the beginning of the period	$367,220	$100,858	$78,080	$—	$546,158
Sales of oil and natural gas, net of production costs	(173,946)	(31,706)	(20,946)	—	(226,598)
Purchase of minerals in place	305,109	—	—	—	305,109
Extensions and discoveries, net of future development costs	552,450	186	—	—	552,636
Previously estimated development costs incurred during the period	76,631	16,105	12,085	—	104,821
Net changes in prices and production costs	51,828	13,990	1,443	—	67,261
Changes in estimated future development costs	(5,822)	389	336	—	(5,097)
Revisions of previous quantity estimates	(126,993)	9,685	(4,357)	—	(121,665)
Accretion of discount	57,988	10,197	7,907	—	76,092
Net change in income taxes	(168,570)	(78)	113	(31,555)	(200,090)
Net changes in timing of production and other	39,744	(12,364)	(3,801)	—	23,579
Standardized measure of discounted future net cash flows at the end of the period	$975,639	$107,262	$70,860	$(31,555)	$1,122,206